Exhibit 3.13

LIMITED LIABILITY COMPANY AGREEMENT

OF

BRP LLC

This Limited Liability Company Agreement (this “Agreement”) of BRP LLC, a Delaware limited liability company (the “Company”), is entered into and effective as of the 5th day of December 2003 by BRP Nova Scotia ULC as the sole initial member (the “Initial Member”) of the Company.

The Initial Member, by execution of this Agreement and the filing of a Certificate of Formation (the “Certificate”) with the Secretary of State of the State of Delaware, forms a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. Code §§18-101 et seq.), as amended from time to time (the “Act”), and hereby agrees as follows:

1. Name. The name of the Company shall be “BRP LLC”.

2. Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act, and engaging in any and all activities necessary or incidental to the foregoing.

3. Registered Office. The address of the registered office of the Company in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

4. Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

5. Initial Member. The name and the address of the Initial Member are as follows:

Name	Address
BRP Nova Scotia ULC	Suite 800
1959 Upper Water Street
Halifax, Nova Scotia B3J 2X2

6. Powers. The Company shall have the power and authority to do any and all acts necessary or convenient to, or in furtherance of, the purposes described in Section 2 hereof, including all power and authority, statutory or otherwise, possessed by, or which may be conferred upon, limited liability companies under the laws of the State of Delaware.

7. Additional Members; Units. Additional members of the Company (together with the Initial Member, “Members”) may be admitted to the Company from time to time only with the written consent of all existing Members. Each Member’s limited liability company interest in the Company shall be expressed as a number of units representing a fractional share of the limited liability company interests of all Members (“Units”). For purposes of Section 8-103(c) of the Uniform Commercial Code of the State of Delaware (the “UCC”), the Units are “securities” (as defined in Article 8 of the UCC) governed by Article 8 of the UCC. The number of Units outstanding from time to time and the holders thereof shall be set forth on Annex A hereto (as the same may be amended from time to time).

8. Board of Managers. Except as otherwise provided herein, the management, control and operation of the Company shall be vested exclusively in a Board of Managers (the “Board”), and no Member shall have any right to participate in or exercise control or management power over the business and affairs of the Company. Each manager appointed to the Board of Managers (each a “Manager”) shall be a natural person and need not be a Member. The number of Managers shall be determined from time to time by the Board but shall be not less than one. The number of Managers shall initially be three and such initial Managers shall be Jacques Levesque, Roch Lambert, and Matthew Levin. No Member or Manager shall have any power or authority to bind the Company with respect to any matter unless so authorized by the Board in accordance with this Agreement. Notwithstanding anything to the contrary contained herein, at all times the Board must be comprised of a majority of Managers who are residents of the United States of America.

9. Election of Managers; Removal. The Members shall elect the Managers to serve on the Board. The Managers shall be elected by plurality vote with each Unit (as hereinafter defined) held by each Member entitling such Member to one vote. Each Manager shall serve until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. A majority-in-interest of the Members (determined by reference to the number of Units held by each Member) may remove any Manager at any time, with or without cause, and appoint a new Manager in his or her place. If a vacancy exists for any reason that causes the Board to no longer consist of a majority of residents of the United States of America, the Members shall fill such vacancy with a resident of the United States of America.

10. Board Action. Each Manager shall have one vote on all matters submitted to the Board. Except as otherwise provided herein, the affirmative vote of a majority of the Managers shall constitute the act of the Board if taken at a meeting.

11. Board Meetings; Quorum. All meetings of the Board shall be held at such places within the State of Delaware or elsewhere within the United States of America as shall be determined by the Board. Meetings of the Board shall be called by a majority of the Managers on not less than two business days’ prior written notice. Any such notice shall state the purpose or purposes for which such meeting is being called. The actions taken by the Board at any meeting, whether or not such meeting was duly called and noticed, shall be valid if, either before, at or after the meeting, any Manager as to whom notice was improperly provided signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. The presence in person of a majority of the Managers then in office shall constitute a quorum for purposes of conducting business at any meeting of the Board; provided, that only Managers who are residents of the United States shall be counted as present in determining whether or not a quorum so exists. A meeting of the Board may be held by conference telephone or similar communications equipment by means of which all Managers participating in the meeting can be heard; provided, that a quorum of Managers must be physically present in the United States of America for the entirety of such telephonic meeting.

12. Action By Written Consent.

(a) Board Action. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if all the members of the Board consent thereto in writing, and such writing or writings are filed with the records of the meetings of the Board. Such consent shall be treated for all purposes as the act of the Board.

(b) Member Action. Any action required or permitted to be taken by the Members hereunder shall be evidenced by a written consent setting forth the action so taken and signed by the Members necessary to authorize or take such action. Any such written consent shall be effective upon execution by the requisite Members and shall be delivered to the Company at its principal place of business or to the Manager or other agent of the Company having custody of the book in which proceedings and actions of the Board and the Members are recorded. If action is taken by less than unanimous written consent of the Members, prompt notice of the taking of such action without a meeting shall be given to those who have not consented in writing.

13. Other Agents and Employees. In addition to the Managers, the Company may have other agents and employees as the Board may deem advisable, each of whom shall perform such duties as the Board may from time to time determine. The Board at any time may appoint and remove any such agent or employee.

14. Discharge of Organizer. Jacques Levesque, an authorized person within the meaning of the Act, formed the Company by filing and recording the Certificate with the Secretary of State of the State of Delaware on the date hereof in accordance with the Act. The Initial Member hereby confirms and ratifies such formation and forever discharges such authorized person, and such authorized person shall be indemnified by the Company from and against any expense or liability actually incurred by him by reason of having been the organizer of the Company.

15. Dissolution. The Company shall have perpetual existence unless it shall be dissolved and its affairs shall have been wound up upon the earlier of (a) the written consent of all Members; (b) the resignation or dissolution of the last remaining Member; or (c) the entry of a decree of judicial dissolution under Section 18-802 of the Act. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate as provided in the Act. None of the events described in Section 18-304 of the Act shall cause any Member (as defined below) to cease to be a member of the Company.

16. Unit Certificates. All Units issued by the Company shall be issued in the form of certificated Units unless otherwise determined by the Board. Annex A hereto shall at all times serve as the register for recording issuances, transfers and cancellations of such certificates (“Unit Certificates”). The form of Unit Certificate to be used by the Company is set forth on Annex B hereto. Each Unit Certificate shall be signed by any duly authorized representative of the Company designated by the Board for such purposes. Each of the Managers is each hereby individually designated by the Board as authorized representatives of the Company for purposes of executing Unit Certificates. Any of or all the signatures on Unit Certificates may be a facsimile. In case an authorized person who has signed or whose facsimile signature has been placed on a Unit Certificate shall have ceased to be so authorized before such Unit Certificate is issued, it may be issued by the Company with the same effect as if such person was authorized at the time of its issue. The Board may from time to time approve changes to the form of Unit Certificate, such changes to be reflected in an amendment to Annex B. In the case of the alleged theft, loss, destruction or mutilation of a Unit Certificate, a duplicate Unit Certificate may be issued in place thereof, upon such terms, including receipt of a bond sufficient to indemnify the Company against any claim on account thereof, as the Board may prescribe.

17. Initial Capital Contribution. As of the date hereof, the Initial Member will contribute Cdn$1 to the Company as its initial capital contribution and the Company will deliver to the Initial Member a Unit Certificate representing 1 Unit, which has been registered on Annex A hereto in the name of the Initial Member.

18. Additional Capital Contributions. The Members may make, but shall not be required to make, additional capital contributions to the Company. Except as the Board shall otherwise prescribe, additional capital contributions shall be recorded on Annex A hereto in the currency in which they are made. Additional Units (and additional Unit Certificates) may be, unless otherwise determined by the Board, issued in connection with the making of any such additional capital contributions by Members.

19. Assignments. With the written consent of all other Members any Member may assign its Units to any person, which person shall become a Member of the Company upon the filing of the instrument of assignment with the records of the Company.

20. Tax Matters. The Company is an eligible entity as defined in Treasury Regulation 301.7701-3(a) and it is the intent of the Members that the Company shall be disregarded for federal income tax purposes as an entity separate from its sole member. Accordingly, neither the Board nor the Members shall elect to have the Company treated as an association taxable as a corporation.

21. Indemnification.

(a) General. The Company shall indemnify, defend, and hold harmless each Member and any director, officer, partner, stockholder, controlling Person or employee of any Member, each Manager and any person serving at the request of the Company as a director, officer, employee, partner, trustee or independent contractor of another corporation, partnership, limited liability company, joint venture, trust or other enterprise (all of the foregoing Persons being referred to collectively as “Indemnified Persons” and individually as an “Indemnified Person”) from any liability, loss or damage incurred by the Indemnified Person by reason of any act performed or omitted to be performed by the Indemnified Person in connection with the business of the Company and from liabilities or obligations of the Company imposed on such Indemnified Person by virtue of such Indemnified Person’s position with the Company, including reasonable attorneys’ fees and costs and any amounts expended in the settlement of any such claims of liability, loss or damage; provided, however, that if the liability, loss, damage or claim arises out of any action or inaction of an Indemnified Person, indemnification under this Section 21 shall be available only if (a) either (i) the Indemnified Person, at the time of such action or inaction, determined in good faith that its, his or her course of conduct was in, or not opposed to, the best interests of the Company or (ii) in the case of inaction by the Indemnified Person, the Indemnified Person did not intend its, his or her inaction to be harmful or opposed to the best interests of the Company and (b) the action or inaction did not constitute fraud, gross negligence or willful misconduct by the Indemnified Person; provided, further, however, that the indemnification under this Section 21 shall be recoverable only from the assets of the Company and not from any assets of the Member. Unless the Board determines in good faith that the Indemnified Person is unlikely to be entitled to indemnification under this Section 21 the Company shall pay or reimburse reasonable attorneys’ fees of an Indemnified Person as incurred, provided that such Indemnified Person executes an undertaking, with appropriate security if requested by the Board, to repay the amount so paid or reimbursed in the event that a final non-appealable determination by a court of competent jurisdiction that such Indemnified Person is not entitled to indemnification under this Section 21. The Company may pay for insurance covering liability of the Indemnified Person for negligence in operation of the Company’s affairs.

(b) Exculpation. No Indemnified Person shall be liable, in damages or otherwise, to the Company or to the Member for any loss that arises out of any act performed or omitted to be performed by it, him or her pursuant to the authority granted by this Agreement if (a) either (i) the Indemnified Person, at the time of such action or inaction, determined in good faith that such Indemnified Person’s course of conduct was in, or not opposed to, the best interests of the Company or (ii) in the case of inaction by the Indemnified Person, the Indemnified Person did not intend such Indemnified Person’s inaction to be harmful or opposed to the best interests of the Company and (b) the conduct of the Indemnified Person did not constitute fraud, gross negligence or willful misconduct by such Indemnified Person.

(c) Persons Entitled to Indemnity. Any person who is within the definition of “Indemnified Person” at the time of any action or inaction in connection with the business of the Company shall be entitled to the benefits of this Section 21 as an “Indemnified Person” with respect thereto, regardless of whether such person continues to be within the definition of “Indemnified Person” at the time of such Indemnified Person’s claim for indemnification or exculpation hereunder.

(d) Agreements. The Company may enter into agreements with any of its officers, employees, consultants, counsel, agents, members or managers setting forth procedures consistent with applicable law for implementing the indemnities provided in this Section 21.

22. Resignation. Any Member may resign from the Company at any time.

23. Amendments. This Agreement may be amended, modified, supplemented or restated from time to time by the Board only with the written consent of all Members.

24. Liability of Members. The Members shall not have any liability for any obligations or liabilities of the Company, except to the extent provided in the Act.

25. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, all rights and remedies being governed by said laws.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of the date and year first aforesaid.

BRP NOVA SCOTIA ULC

By:
Name:
Title:

Annex A

Members; Units; Units Certificates; Capital Contributions; Percentage Interests

Member	Units	Unit Certificate Register					Capital Contributions		Percentage Interest
		Cert. No.	Date of Issuance	Number of Units	Date of Transfer or Cancellation	Information With Respect to Transfer or Cancellation Include name(s) and address(es) of transferee(s) and number of Units remaining after transfer or circumstances relating to cancellation	Capital Contributions	Date

BRP Nova Scotia ULC	1	1	/ /03	1			Cdn$1	/ /03	100.0000%

Totals:	1						100.0000%

Annex B

Certificate Number	BRP LLC (A Delaware limited liability company)	Units

IN WITNESS WHEREOF, BRP LLC has caused this certificate to be signed by its duly authorized representative as of this              day of             , 20    . This certifies that                                  is the registered owner of the number of Units set forth above of BRP LLC, a Delaware limited liability company (the “Company”). The rights, interests, preferences and privileges of the Units are set forth in the Limited Liability Company Agreement of the Company dated as of [                    ], 2003 (as amended, supplemented or modified from time to time).

See the reverse side of this certificate for restrictions and instructions regarding transfer.

Date: [                    ]

[ ] Manager

THE LIMITED LIABILITY COMPANY INTERESTS OF THE COMPANY REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. SUCH INTERESTS MUST BE ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) SUCH SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND (II) THE LIMITED LIABILITY COMPANY AGREEMENT OF THE COMPANY DATED AS OF [                    ], 2003, AS AMENDED, MODIFIED AND SUPPLEMENTED FROM TIME TO TIME. SUCH LIMITED LIABILITY COMPANY AGREEMENT IS ON FILE WITH THE COMPANY AND A COPY THEREOF SHALL BE AVAILABLE TO ANY MEMBER UPON REQUEST. ANY PLEDGE, HYPOTHECATION, SALE, ASSIGNMENT OR OTHER TRANSFER OF THE LIMITED LIABILITY COMPANY INTERESTS REPRESENTED BY THIS CERTIFICATE IN CONTRAVENTION OF SUCH LAWS OR LIMITED LIABILITY COMPANY AGREEMENT SHALL BE VOID.

Assignment

For value received, the undersigned registered holder of this Certificate hereby sells, assigns and transfers to                              the                              Units of the Company represented by this Certificate, and does hereby irrevocably constitute and appoint                              as his, her or its attorney to transfer such Units on the books of the Company with full power of substitution in the premises.

Dated                     , 20

Name and Signature of registered owner corresponding exactly to the name of such owner as written on the face of this Certificate

Witness